Exhibit 1.1

[                 ] shares1

Southern China Livestock, Inc.

Common Stock

UNDERWRITING AGREEMENT

 ___________________, 2011

Rodman & Renshaw, LLC
Newbridge Securities Corporation
  as Representatives of the several Underwriters
c/o Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor

New York, NY 10020

Ladies and Gentlemen:

Southern China Livestock, Inc., a Delaware corporation (the “Company”), proposes to sell to you and other firms and corporations named in Schedule A attached hereto (the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 11 hereof), for which you are acting as representatives (“Representatives”), [            ] shares (the “Primary Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”).  In addition, the Company proposes to grant to the Underwriters an option to purchase, solely for the purpose of covering over-allotments, up to an additional [           ] shares of the Common Stock (the “Over-Allotment Shares”).  The Company has agreed to sell up to the amount set forth opposite the Company’s name in Schedule B hereto, if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Over-Allotment Shares granted to the Underwriters under this Agreement. The Primary Shares and the Over-Allotment Shares are collectively referred to below as the “Shares.”  The Company agrees with the several Underwriters as set forth below.

1. Representations, Warranties and Certain Covenants of the Company.  The Company represents and warrants to, and the Company also covenants and agrees with, each of the Underwriters as follows:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-167173), including a preliminary prospectus, relating to the Shares and such amendments to the registration statement and prospectus included therein as may have been required to the date hereof.  The Company will file with the Commission either:  (i) prior to effectiveness of such registration statement, a further amendment thereto, including a form of prospectus, and if required after effectiveness of such registration statement, a final prospectus in accordance with Rule 424(b) of the rules and regulations (“Rules and Regulations”) under the Securities Act of 1933, as amended (the “Act”); or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations.  Any such preliminary prospectus and any prospectus included in the registration statement at the time it becomes effective that omits information pursuant to Rule 430A of the Rules and Regulations, is referred to herein as a “preliminary prospectus”; such registration statement, as it may have been amended at the time when it becomes effective, including financial statements, exhibits and the information, if any, deemed to be a part of such registration statement by virtue of Rule 430A of the Rules and Regulations, is referred to herein as the “Registration Statement”; the preliminary prospectus that was included in the Registration Statement immediately prior to the time it became effective is referred to herein as the “Pricing Prospectus”; such final form of prospectus, in the form in which it was first filed pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is made, in the form included in the Registration Statement at the time it becomes effective, is referred to herein as the “Prospectus”.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

_____
1 Plus an option to purchase from the Company up to an aggregate of [        ] additional shares solely to cover over-allotments.

(b) Neither the Commission nor any state regulatory authority has issued an order preventing or suspending the use of any preliminary prospectus or Prospectus, and no proceedings for such purpose are pending before or threatened or contemplated by the Commission, and the Company has complied in all respects with all requests by the Commission for additional information in connection therewith.  Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  At the date of this Agreement and at the date the Registration Statement becomes effective the Registration Statement, and the Pricing Prospectus and Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations.   At the date of this Agreement, at the date the Registration Statement becomes effective and at the Closing Date (as defined below), the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  At the date of this Agreement and at the date the Registration Statement becomes effective the Prospectus, as amended or supplemented, if applicable, will not include any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time that the Registration Statement became effective, the Pricing Prospectus did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement, each preliminary prospectus or Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 7(d) hereof.

(c) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

(d) The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulations on the Company’s business as currently conducted or contemplated are correct in all material respects.

(e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business of the Company and its subsidiaries individually or taken as a whole; (ii) there have been no material transactions entered into by the Company and its subsidiaries, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company or any of its subsidiaries.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money; (ii) entered into any material transaction; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.  The Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the in the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse changes, or any development that is reasonably likely to result in a material adverse change, in or affecting the business, assets, general affairs, management, financial position, business, stockholders’ equity or results of operations of the Company and its subsidiaries individually or taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

(f) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Act and the Rules and Regulations.  The consolidated financial statements of the Company set forth in the Registration Statement and Prospectus, together with the related notes thereto, present fairly the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and cash flows for the periods therein specified in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise stated therein).  The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The schedules set forth in the Registration Statement present fairly the information required to be stated therein in conformity with GAAP.  All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable.

(g) The agreements and documents described in the Prospectus and the Registration Statement conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Rules and Regulations to be described in the Prospectus and the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets or businesses, including, without limitation, those relating to environmental laws and regulations, except where any such violation would not result in a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

(h) The Company has filed with the Commission a registration statement on Form 10 (File Number 000-52868) providing for the registration under the Exchange Act of the Common Stock. The registration of the Common Stock under the Exchange Act has been declared effective by the Commission as of the date hereof.

(i) The Company has been duly organized and is validly existing, in good standing, under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as is described in each preliminary prospectus and the Prospectus.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(j) Each of the subsidiaries of the Company listed on Exhibit 21.1 to the Registration Statement (the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in each preliminary prospectus and the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  Except as set forth in the Registration Statement, the Company does not own any shares of capital stock or any other securities of any corporation, nor does it have any equity interest, direct or indirect, in any firm, partnership, association or other entity or subsidiary.

(k) The authorized, issued and outstanding capital stock of the Company conforms to the description thereof contained in the Pricing Prospectus and the Prospectus.  The issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.  The issued and outstanding shares of the capital stock of each of the Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record, directly or indirectly, by the Company free and clear of all liens, claims or encumbrances whatsoever.  None of the outstanding shares of capital stock of the Company or any of its Subsidiaries was issued in violation of the preemptive or similar rights of any securityholder arising by operation of law, under the certificate of incorporation or by-laws of the Company or its Subsidiaries or under any agreement or obligation to which the Company or any of its Subsidiaries is a party or by which any of them are bound.

(l) The sale of the Shares by the Company has been duly authorized and after issuance of and payment for such Shares in accordance with this Agreement, such Shares will be validly issued, fully paid and nonassessable.  The Underwriters will acquire good and marketable title to the Shares to be sold by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or other claim, and the holders of the Common Stock are not entitled to any preemptive rights with respect to the Shares to be sold by the Company.

(m) Except as disclosed in each preliminary prospectus and the Prospectus and the financial statements of the Company and the related notes thereto included in each preliminary prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has outstanding any options or warrants to purchase, any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations.

(n) Except as described in the Registration Statement, each preliminary prospectus and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered by the Company pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(o) Except as contemplated in each preliminary prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, each preliminary prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries taken as a whole, and there has not been any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, any material change in the capital stock, short-term debt or long-term debt of the Company, or any Material Adverse Effect.

(p) Except as set forth in each preliminary prospectus and the Prospectus, there are no pending actions, suits or proceedings against the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or its Subsidiaries, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or that are otherwise material in the context of the sale of the Shares by the Company; and no such actions, suits or proceedings are, to the Company’s knowledge,  threatened or contemplated.

(q) The Company and its Subsidiaries own or have valid leasehold interests in all material properties and assets required for the operation of their business as now conducted or as presently proposed to be conducted, including those described in the Registration Statement, each preliminary prospectus and the Prospectus as being owned by them; and each of the Company and its Subsidiaries has good and marketable title to all properties and assets owned by it which are material to its business, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Company or its subsidiaries.  All real property leases to which the Company or any of its Subsidiaries is a party are valid, subsisting and, to the knowledge of the Company, enforceable by the Company or such Subsidiary, in each case with no exceptions that would materially interfere with the use made or to be made thereof by the Company or its Subsidiaries and each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee.

(r) The Company has the corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder and thereunder.  This Agreement has been duly authorized, executed and delivered by the Company constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as (i) rights to indemnification hereunder and thereunder may be limited by applicable law and (ii) the enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(s) The Company is not in, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder do not and will not, with or without the giving of notice or passage of time or both, result in a violation, breach or conflict with the charter or bylaws of the Company or any of its Subsidiaries or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or as to which any of their respective properties is subject or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except for any such violations, breaches or conflicts that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the transactions contemplated hereby except as have been obtained and made under the Act and such as may be required under state securities or “Blue Sky” laws.

(t) The Company, together with its Subsidiaries, owns or possesses all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by it, and, except as disclosed in each preliminary prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice or otherwise become aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property rights, nor of any facts or circumstances that would render any intellectual property rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict, if determined adversely to the Company or its subsidiaries, or invalidity or inadequacy could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(u) No default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is: (i) in violation of any term or provision of its Certificate of Incorporation or by-laws; or (ii) any other applicable organizational document(s), or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or any of their respective properties or businesses, except, with respect to clause (ii), for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(v) To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors officers and 5% shareholders of the Company’s outstanding common stock (or securities convertible into common stock) immediately prior to this offering (collectively, the “Insiders”, and each individually, an “Insider”) is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

(w) Except as disclosed in the Registration Statement, each preliminary prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company, any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) The Company and its Subsidiaries possess all material certificates, authorities or permits issued by appropriate governmental agencies or bodies and have made all material filings required under any federal, state, local or foreign law, rule or regulation necessary to conduct the business now operated by them (the “Permits”) and have not received any notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely to the Company or its Subsidiaries, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(y) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or its Subsidiaries, is imminent that would reasonably be expected to result in a Material Adverse Effect.

(z) Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and neither the Company nor any Subsidiary is aware of any pending investigation that might lead to such a claim.

(aa) The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all materials respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the Commission.

(bb) No relationship, direct or indirect, exists among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, customers, suppliers or, to the Company’s knowledge, stockholders of the Company or its Subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and Prospectus and that is not so described.

(cc) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, each preliminary prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate (in accordance with the methodologies used to derive such statistical and market-related data set forth in the underlying source material) in all material respects.

(dd) The Shares have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

(ee) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each preliminary prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(ff) The Company has not made any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(gg) Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or, to the Company’s knowledge, any Insider with respect to the sale of the Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(hh) Except as described in the Registration Statement, each preliminary prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the effective date of the Registration Statement, other than payments to the Underwriters as provided hereunder in connection with this offering.

(ii) None of the net proceeds of this offering will be paid by the Company to any participating FINRA member or its affiliates, except as described in the Registration Statement, each preliminary prospectus and the Prospectus and as specifically authorized herein.

(jj) Except as described in the Registration Statement, each preliminary prospectus and the Prospectus, to the Company’s knowledge, no Insider has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representatives and Loeb & Loeb LLP if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock (or securities convertible into Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in this offering.

(kk) Neither the Company nor any of its Subsidiaries nor any of the directors , employees or officers of the Company or any of its Subsidiaries or any other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist the Company or any of its Subsidiaries in connection with any actual or proposed transaction) that (i) might subject the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures  and the accounting controls and procedures of each of its Subsidiaries are sufficient to cause the Company and each of its Subsidiaries to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(ll) The Company conducts substantially all of its operations and generates substantially all of its revenue through its indirect subsidiaries, Jiangxi Southern China Livestock Technology Limited (“Jiangxi SCLT”), Beijing Huaxin Tianying Livestock Technology Co. Limited (“Beijing Huaxin”), Jiangxi Yingtan Huaxin Livestock Limited, Yujiang Fengyuan Livestock Co., Ltd., Yingtan Yujiang Zhongtong Swine Co., Ltd., Yujiang Xianyue Livestock Feeds Co., Ltd., Jiangxi Yingtan Fuxin Development and Trade Co., Ltd., Yingtan Livestock Feeds Development Co., Ltd., Yujiang Xiangying Swine Co., Ltd. and Yujiang Decheng Livestock Co., Ltd (as described in the Registration Statement and the Prospectus (collectively, the “PRC Subsidiaries”);

(mm) Jiangxi SCLT and Beijing Huaxin have been duly established and are validly existing as a wholly-foreign-owned enterprises in good standing under the laws of the People’s Republic of China (“PRC”).  Each of the PRC Subsidiaries has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing is not reasonably likely to result in a Material Adverse Effect.  Each of the PRC Subsidiaries has applied for and obtained all requisite business licenses, clearance and permits required under the laws and regulations of the PRC as necessary for the conduct of its businesses, and each of the PRC Subsidiaries has complied in all material respects with all laws and regulations of the PRC in connection with foreign exchange.  The registered capital of each of the PRC Subsidiaries has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with PRC laws and regulations.  The Establishment Documents of the PRC Subsidiaries have been duly approved in accordance with the laws of the PRC and are valid and enforceable.  The business scope specified in the Establishment Documents of each of the PRC Subsidiaries complies with the requirements of all relevant PRC laws and regulations.  The outstanding equity interests of each of the PRC Subsidiaries is owned of record by the Company or a wholly owned subsidiary, except for such specific entities or individuals identified as the registered holders thereof in the Registration Statement and the Prospectus.  The Company possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the PRC Subsidiaries.

(nn) No PRC Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Company’s Subsidiary that holds the outstanding equity interest of such PRC Subsidiary). No PRC Subsidiary is prohibited, directly or indirectly, from making any other distribution on such PRC Subsidiary’s equity capital, from repaying to the Company any loans or advances to such PRC Subsidiary from the Company or any of the Company’s Subsidiaries.

(oo) None of the PRC Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(pp) It is not necessary that this Agreement, the Registration Statement, the Representative’s Option, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC, the British Virgin Islands (the “BVI”) or the Hong Kong Special Administrative Region (“Hong Kong”), in connection with the transactions contemplated by this Agreement, except that such documents may be in whole or in part filed with or disclosed to SAFE for the purpose of registration under Circular No. 75 of SAFE by certain shareholders of the Company who are PRC residents.

(qq) No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, the BVI or Hong Kong by or on behalf of the Underwriter to any PRC, BVI or Hong Kong taxing authority in connection with (i) the issuance, sale and delivery of any shares of Common Stock by the Company and the delivery of any shares of Common Stock to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of any shares of Common Stock to purchasers thereof, or (iii) the execution and delivery of this Agreement and the Representative’s Option.

(rr) The issuance and sale of the Shares to the Underwriters, the listing and trading of the Shares on the NASDAQ Capital Market (the “Exchange”) and the consummation of the other transactions contemplated by this Agreement, the Representation’s Option, the Registration Statement and the Prospectus are not and will not be, as of the date hereof, on each Closing Date, subject to any approval by any PRC, BVI or Hong Kong governmental or regulatory authority.

(ss) Any PRC governmental tax benefits, exemptions, waivers, or other relief, enjoyed by any PRC Subsidiary as described in the Registration Statement and the Prospectus are valid, binding and enforceable and in accordance with PRC law and regulations and no PRC Subsidiary has received notice of any deficiency in its applications for such tax benefits, exemptions, waivers or other relief as so described.

(tt) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(uu) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

(vv) The Company and each of its Subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, confidential information and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus except where such failure to own or possess such rights would not result in a Material Adverse Effect.  To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries of any Intellectual Property will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except as such infringement, license or fees would not result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee.

(ww) Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary, except for taxes being contested in good faith.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Representative or that would not, individually or in the aggregate, have a Material Adverse Effect, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2. Sale and Purchase of the Shares.

(a) The Company hereby agrees to sell the Primary Shares, to the several Underwriters as set forth in Schedule A attached hereto, and the several Underwriters, in reliance upon the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company, at the place and the time specified below, the respective aggregate numbers of Primary Shares set forth in Schedule A opposite their respective names, plus any additional Shares which such Underwriters may become obligated to purchase pursuant to the provisions of Section 2(b) hereof, at a price of $[     ] per Share (94% of the Primary Share offering price).

(b) In addition, on the basis of the representations and warranties herein contained, from time to time upon not less than two days’ and not more than ten days’ notice from the Representatives to the Company, or their counsel or Attorney-in-Fact, the Company agrees to sell to the Underwriters (but only for the purpose of covering over-allotments in the sale of the Primary Shares), all or any portion of the Over-Allotment Shares, as specified by the Representatives in such notice, at the purchase price stated in Section 2(a) hereof.  The Over-Allotment Shares may be purchased on the Closing Date or at any time or times thereafter so long as the notice to purchase is given not later than forty-five (45) days following the date of the Prospectus.  Upon timely delivery of the notice to the Company, the Company shall become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters shall become obligated to purchase, the number of Over-Allotment Shares specified in such notice.  Over-Allotment Shares shall be purchased by each Underwriter from the Company in the proportion that the number of Primary Shares set opposite the name of each Underwriter in Schedule A hereto bears to the total number of Primary Shares (subject to such adjustments to eliminate fractional shares as you may determine).  No Over-Allotment Shares shall be delivered to or for the accounts of the Underwriters unless the Primary Shares shall be simultaneously delivered and paid for or shall theretofore have been delivered and paid for as herein provided.

(c) The respective purchase obligation of each Underwriter shall be subject to such adjustments as the Representatives may make in their absolute discretion.

3. Terms of Offering and Authority to Use Prospectus.  The terms of the public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Registration Statement, each preliminary prospectus and the Prospectus.  The Company has authorized the Representatives to use preliminary prospectuses and to make them available for use by prospective Underwriters and dealers and authorize the Underwriters and all dealers acquiring Shares from an Underwriter to use the Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) in connection with the sale of the Shares until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer.

4. Payment and Delivery.

(a) Payment for the Primary Shares that the Underwriters agree to purchase from the Company hereunder shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company at 10:00 a.m., Eastern Time, on [        ], 2011 (unless postponed in accordance with the provisions of Section 9 hereof), or at the time, date (not later than five full business days thereafter) and place agreed upon by the Representatives and the Company, against delivery to the Representatives for the respective accounts of the several Underwriters of the Primary Shares in the form of certificates for the securities comprising the Primary Shares through the facilities of the Depository Trust Company (the “DTC”) for the account of the Underwriters.  The date and time of this payment and delivery (which may be postponed as provided in Section 9 hereof) are sometimes referred to below as the “First Closing Date.”

(b) Payment for the Over-Allotment Shares that the Underwriters have the right to purchase from the Company shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company at the time or times and on the date or dates specified in the notice or notices delivered by the Representatives against delivery to the Representatives for the respective accounts of the several Underwriters of the Over-Allotment Shares in the form of certificates for the securities comprising the Over-Allotment Shares through the facilities of DTC for the account of the Underwriters.  The dates and times of these payments and deliveries are herein singularly or collectively sometimes referred to as “Additional Closing Date.”  The term “Closing Date” refers to both the First Closing Date and the Additional Closing Date.

(c) You, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment to the Company for Shares to be purchased by any Underwriter whose funds shall not have been received by you at the date of payment therefor for the account of that Underwriter.  Any payment by the Representatives shall not relieve that Underwriter from any of its obligations hereunder.

(d) The certificates for the Shares shall be registered in the name or names and shall be in the denominations you, as Representatives, designate at least one full business day prior to the First Closing Date, in the case of the Primary Shares, and at least one full business day prior to any Additional Closing Date, in the case of the Over-Allotment Shares.  The Company agrees to cause certificates for the Shares to be delivered pursuant to this Agreement through the facilities of the DTC, New York, New York, or at such other places as may be designated by you as Representatives, and to be made available for checking and packaging at the above offices or such other places as may be designated by you as the Representatives at least one full business day prior to the First Closing Date in the case of the Primary Shares, and at least one full business day prior to any Additional Closing Date, in the case of the Over-Allotment Shares.

5. Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) The Registration Statement shall have become effective under the Act and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualifications of the Shares shall have been issued and no proceedings for that purpose shall have been instituted before or, to the knowledge of the Company, or the Representatives, shall be contemplated by the Commission or any state securities or “Blue Sky” commissioner or authority.

(b) At each Closing Date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of such Closing Date and the Company shall have performed all of the obligations and complied with all of the conditions hereunder on their part to be performed or complied with on or prior to the Closing Date; (ii) the Registration Statement, each preliminary prospectus and the Prospectus and any amendments or supplements thereto shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the condition (financial or otherwise), business, results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, each preliminary prospectus and the Prospectus, except changes that the Registration Statement indicates might occur after the effective date of the Registration Statement, and neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to or contemplated in the Registration Statement; (iv) except as set forth in each preliminary prospectus and the Prospectus, no action, suit or proceeding at law or in equity shall be pending or, to the Company’ knowledge, threatened against the Company or any of its Subsidiaries that would be required to be set forth in the Registration Statement, and no proceedings shall be pending or, to the Company’ knowledge, threatened against the Company or any of its Subsidiaries before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (v) you shall have received a certificate of the principal executive officer and the principal financial or accounting officer of the Company, dated as of such Closing Date, evidencing compliance with the provisions of this Section 5(b), and confirming the accuracy of the representations of the Company set forth in Section 1 hereof and confirming that all conditions set forth herein to be met by the Company have been met as of such date.

(c) At each Closing Date the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date certifying: (i) that the Certificate of Incorporation are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(d) No Underwriter shall have discovered and disclosed to the Company prior to any Closing Date that the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, contains an untrue statement of a fact that in the opinion of counsel to the Representatives is material, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e) On each Closing Date, you shall have received the signed opinion, dated as of such date, of Anslow & Jaclin, LLP, counsel to the Company, in the form attached hereto as ANNEX B, and the signed confirmation letter, dated as of such date, of DLA Piper LLP (US), counsel to the Company, in the form attached hereto as ANNEX C, each addressed to the Representatives and reasonably satisfactory to the Representatives, together with signed or photostatic copies thereof for each of the other Underwriters.

(f) On each Closing Date, you shall have received the favorable opinion of Jintian and Gongcheng, PRC counsel to the Company, in the form attached hereto as ANNEX D addressed to the Representatives and reasonably satisfactory to the Representatives, together with signed or photostatic copies thereof for each of the other Underwriters.

(g)  On each Closing Date, you shall have received the favorable opinion of [        ], Hong Kong counsel to the Company, in the form attached hereto as ANNEX E addressed to the Representatives and reasonably satisfactory to the Representatives, together with signed or photostatic copies thereof for each of the other Underwriters.

(h) On each Closing Date, you shall have received the favorable opinion of [        ], BVI counsel to the Company, in the form attached hereto as ANNEX F addressed to the Representatives and reasonably satisfactory to the Representatives, together with signed or photostatic copies thereof for each of the other Underwriters.

(i) At the time of the signing of this Agreement and on each Closing Date, you shall have received a signed comfort letters, dated, respectively, as of each such date, from Schwartz Levitsky Feldman LLP, addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms heretofore approved by counsel for the Underwriters.

(j) As of the effective date of the Registration Statement, the Common Stock shall be listed on the Exchange, subject to official notice of issuance.

(k) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for this offering.

(l) At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of ANNEX A hereto signed by the persons listed on Schedule C hereto, and such agreements shall be in full force and effect on the Closing Date.

(m) All proceedings taken at or prior to each Closing Date in connection with the sale of the Shares shall be reasonably satisfactory in form and substance to you and counsel to the several Underwriters, and at the time of signing this Agreement and on the Closing Date, you and such counsel shall have received each and every additional document, letter, opinion, certificate or other item dated and executed in a manner reasonably satisfactory to you and such counsel, as you or such counsel may reasonably request in connection with each preliminary prospectus, the Prospectus, the Registration Statement, the offer and sale of the Shares hereunder, or proceedings at the Closing Date.

If any of the conditions herein provided for in this Section shall not have been fulfilled as of the date indicated, all obligations of the several Underwriters under this Agreement may be cancelled by the Representatives by notifying the Company of such cancellation on or prior to the applicable Closing Date.  The Representatives may in their sole discretion waive, on behalf of the Underwriters, compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the First Closing Date, an Additional Closing Date or otherwise.

6. Covenants of the Company.

6.1           The Company covenants and agrees as follows:

(a) To use all reasonable efforts to bring about the effectiveness of the Registration Statement and not, at any time, whether before or after the effective date, to file any amendment to the Registration Statement or Prospectus or supplement thereto of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected or which is not in compliance in all material respects with the Act and the Rules and Regulations, and as soon as the Company is advised thereof, to advise the Representatives and confirm this advice in writing (i) when the Registration Statement has become effective and (ii) of the issuance by the Commission or any state securities or “Blue Sky” commissioner or authority of any order suspending the effectiveness of the Registration Statement or any qualification of the Shares or prohibiting the sale of the Shares or the initiation or threatening of any proceedings for any such purpose.

(b) To use best efforts to cause the Registration Statement to remain effective with a current prospectus for a period of at least nine months from the effective date, and to notify the Representatives immediately in writing if the Registration Statement ceases to be effective, or the prospectus is no longer current within such time period.

(c) To deliver, on or before the effective date of the Registration Statement and from time to time thereafter until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, without charge, to the Representatives and to send to the several Underwriters, at such office or offices as the Representatives may designate, as many copies of the preliminary prospectus and Prospectus as the Representatives may reasonably request.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) To furnish the Representatives, without charge, one executed copy of the Registration Statement (including exhibits) and of any amendments thereto and to furnish the Representatives, without charge, a reasonable number of conformed copies of the Registration Statement (excluding exhibits) and of any amendments thereto.

(e) To furnish the Representatives with a copy of each proposed amendment or supplement before amending or supplementing the Registration Statement or the Prospectus.

(f) Until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, if any event shall occur as a result of which it shall be necessary to amend or supplement the Prospectus in order to comply with applicable law or to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to notify the Representative and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses the Representatives will furnish to the Company) to whom Shares may have been sold by the Representatives and to any other dealers upon request, either amendments or supplements to the Prospectus to effect such compliance or so that the statements in the Prospectus, as so amended or supplemented, will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(g) To make generally available to the Company’s security holders, as soon as practicable, but not later than fifteen months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a period of twelve months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158.

(h) For a period of three years following the date of this Agreement, to supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time furnish generally to holders of any class of its securities, and to furnish the Representatives a copy of each annual report on Form 10-K which it files with the Commission.

(i) To cooperate with the Representatives in an endeavor to qualify the Shares for offer and sale under the “blue sky” laws of such jurisdictions (domestic or foreign) as the Representatives may request, and to pay, or reimburse if paid by the Representatives, reasonable fees and disbursements of counsel for the Underwriters and all other expenses and filing fees in connection therewith; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation as doing business in any jurisdiction.

(j) To apply the net proceeds from the sale of the Shares in accordance with the statement made under “Use of Proceeds” in the Prospectus.

(k) To supply the Representatives with copies of all correspondence to and from and all documents issued to and by the Commission in connection with the registration of the Shares under the Act.

(l) Federal Securities Laws.

(i) During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Rules and Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus.

(ii) The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Rules and Regulations.

(iii) For a period of three years from the effective date of the Registration Statement, the Company will use its best efforts to maintain the registration of the Common Stock, including the Shares under the provisions of the Exchange Act. The Company will not deregister the Common Stock under the Exchange Act for a period of twenty-four (24) months from the Closing Date without the prior written consent of the Representative.

(iv) The Company represents and agrees that it will not make, or authorize the Underwriters or any other party to make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the 1933 Act, or pursuant to Rule 433 of the 1933 Act.

(m) For a period of three (3) years from the effective date of the Registration Statement, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

(n) As of the effective date of the Registration Statement, the Company shall have retained a financial investor relations advisory firm reasonably acceptable to the Representative and the Company, which firm will be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and continuing to retain such firm or another firm reasonably acceptable to the Representative for a period of no less than one (1) year after the effective date of the Registration Statement.

(o) As promptly as practicable following the execution of this Agreement, the Company shall take all necessary steps to ensure compliance by Shu Mei Yu, Ltd., its affiliates and each of the Insiders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies in connection with the securities of the Company and each of its Subsidiaries.

(p) As promptly as practicable following the execution of this Agreement, the Company shall  secure and put into effect Directors’ and Officers’ and Errors’ & Omissions insurance with liability levels reasonably acceptable to the Representatives and use its reasonable best efforts to ensure that such policies have effect no later than the Effective Date, if permitted by the insurer.  The Company shall use its reasonable best efforts to have the Representatives named as additional insureds on the Company’s Directors’ and Officers’ liability insurance but such additional insured coverage shall only be for liability of the Representatives based on the Wrongful Act(s) of the Company, its directors and/or officers within the scope of the policy terms. Any such additional insured coverage that it obtains shall be for a period commencing no later than the  date on which such policy commences with respect to the other insureds under such policy through the fourth anniversary of the commencement date of such policy.

6.2           Payment of Expenses.  The Company will pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, all costs and expenses incident to the entry into and performance under this Agreement by the Company, and without limiting the generality of the foregoing, all costs and expenses incident to (i) the issuance, purchase, sale and delivery of the Shares to the Underwriters, (ii) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Agreement, any Blue Sky surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Registration Statements, Underwriters’ Questionnaire and Power of Attorney, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Representative may reasonably deem necessary; (iii) the costs of preparing, printing and delivering certificates representing the Shares; (iv) all COBRADesk filing fees associated with the review of the Offering by FINRA, including the reasonable fees, disbursements and expenses of counsel to the Underwriters in connection with the review of the Offering by FINRA (v) all fees and expenses relating to the listing of such Common Stock on the Exchange and on such other stock exchanges as the Company and Representative together determine; (vi) the fees and expenses of the Company’s legal counsel, accountants and other agents and representatives; (vii) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (viii) all fees, expenses and disbursements relating to background checks for the officers and directors of the Company up to a maximum amount of $1,000 per individual; (ix) all fees, expenses and disbursements relating to the registration or qualification of such Common Stock under the “blue sky” securities laws of such states and other jurisdictions as Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of Representative’s counsel, it being agreed that such fees and expenses will be limited to: (a) if the offering is commenced on either the Nasdaq Global Market, Nasdaq Global Select Market or the NYSE Alternext, the Company will make a payment by the Company of $5,000 to such counsel at Closing or (b) if the offering is commenced on the Nasdaq Capital Market or on the Over the Counter Bulletin Board, the Company will make a payment of $15,000 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $5,000 at Closing); (x) the fees and expenses of the transfer agent for the Common Stock, (xi) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters, (xii) the Underwriter’s actual “road-show” expenses in an amount not to exceed $10,000, (xiii) the costs and expenses of the investor relations advisory firm referred to in Section 6.1(p) hereof, (xiv) the furnishing to the Representatives and, to the extent requested, the other Underwriters of copies of the Registration Statement, the Prospectus, this Agreement, the Blue Sky survey (preliminary and final), and of the documents required by paragraphs (b), (c), (d) and (e) of Section 6.1, to be so furnished, including costs of preparing, printing and shipment, (xv) the preparation, printing, mailing, delivery, filing and distribution by the Company of all supplements and amendments to the Prospectus required by paragraph (e) of Section 6.1, (xvi) the furnishing to the Representatives and the other Underwriters of all reports and financial statements required by paragraphs (f) and (g) of Section 6.1, (xvii) all advertising costs and expenses related to the offer and sale of the Shares, including publishing a “tombstone” advertisement in the national edition of the Wall Street Journal and the New York Times, (xiii) $16,000 for the Representative’s use of i-Deal’s book-building, prospectus tracking and compliance software for the sale of the Shares and (xix) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate.  The Company shall at the First Closing Date pay to the Representatives (i) a non-accountable expense allowance equal to 2.0% of the gross proceeds from the sale of the Primary Shares and, (ii) to the extent not previously received, a $50,000 advance.  If the sale of the Shares to the several Underwriters pursuant to this Agreement is not consummated for any reason, other than as specified in Section 9, the Company will reimburse the several Underwriters for all of their out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Underwriters in connection with this Agreement or in investigating, preparing to market or marketing the Shares.

6.3           The Company covenants and agrees that except as expressly contemplated hereby, it will not, directly or indirectly, (a) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, (b) purchase or offer to purchase any shares of its capital stock or (c) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or such other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), other than repurchases at cost or without cost pursuant to the terms of the Company’s option and restricted stock purchase agreements, in each case, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or otherwise controlled by the Company on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date hereof and continuing to and including the date six months after the date of the Prospectus, without the prior written consent of the Representatives.

6.4           Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

6.5           Internal Controls.  The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.6           Accountants.  As of the effective date of the Registration Statement, the Company shall retain Schwartz Levitsky Feldman, LLP or other independent public accountants reasonably acceptable to the Representative, and the Company shall continue to retain an independent certified public accounting firm registered and in good standing with the PCAOB for a period of at least three years after the effective date of the Registration Statement.

6.7           FINRA.  The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Shares.

6.8           No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any Selling Agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the offering and the other transactions contemplated by this Agreement.

6.9           Additional Covenants.

(a) The Company shall use reasonable best efforts to ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of, the Exchange or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Common Stock listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

(b) The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

(c) Right of First Refusal.  The Company agrees that Rodman & Renshaw, LLC shall have an irrevocable preferential right for a period of twelve (12) months from the closing of this offering to act, in the Company’s discretion, as the underwriter and/or joint bookrunner and/or co-manager with at least 50% of the economics, or, in the case of a three or more underwriter or placement agent transaction, 33% of the economics for one future offering of securities (whether public or private in the case of equity or any public debt offering) of the Company or any such subsidiary or successor. The Company and any such subsidiary or successor will consult Rodman & Renshaw, LLC with regard to any such proposed financing and will offer Rodman & Renshaw, LLC such opportunity on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere. If Rodman & Renshaw, LLC fails to accept such offer within 10 business days after the mailing of a notice containing the material terms of the proposed financing proposal by registered mail or overnight courier service addressed to Rodman & Renshaw, LLC, then Rodman & Renshaw, LLC shall have no further claim or right with respect to the financing proposal contained in such notice. The right of first refusal, as described herein, will be terminated in the event the Agreement is terminated pursuant to Section 8 below.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter (including specifically each person who may be substituted for an Underwriter as provided in Section 11 hereof), its partners, members, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and except as provided below, will reimburse each of the Underwriters and each such controlling person, if any, for any reasonable legal or other expenses as incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any written or electronic materials, if any, used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings that are provided by the Company or based upon information furnished by or on behalf of the Company (“Marketing Materials”), unless the untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, preliminary prospectus, Prospectus, or Marketing Materials in reliance upon and in conformity with information furnished in writing to the Company by you or any Underwriter through you expressly for use therein.

(b) Promptly after receipt by any Underwriter, any partner, member, director, officer or employee of any Underwriter, or any person controlling the Underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section 7, the Underwriter will notify the Company in writing of the commencement thereof, and, subject to the provisions stated below, the Company shall assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Underwriter or such person, as the case may be, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against it; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under this Section 7 except to the extent that the Company has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve the Company from any liability that it may have to an indemnified party otherwise than under this Section 7.  Any Underwriter or any controlling person shall have the right to employ separate counsel in the action and to participate in the defense thereof, but the fees and expenses of its counsel shall not be at the expense of the Company unless the employment of that counsel has been specifically authorized by the Company or the Company shall not, within a reasonable time period, employ counsel or such Underwriter shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense on behalf of the Underwriters), in any of which events such fees and expenses shall be borne by the Company, it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one proceeding or series of related proceedings.  The Company shall not be liable to indemnify any person for any settlement of any action effected without the Company’s consent, unless such settlement (i) includes an unconditional release of the Company from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Company.

(c) Each Underwriter severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and, except as provided below, will reimburse the Company, each such director, officer or controlling person for any legal or other expenses as incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or the Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as any such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company you or any Underwriter through you expressly for use therein.  Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against one or more Underwriters under this Section 7, the indemnified party will notify the Representatives in writing of the commencement thereof, and the Underwriter or Underwriters against whom indemnity may be sought shall, subject to the provisions stated below, assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Underwriter or Underwriters; provided that the failure to notify the Representatives shall not relieve the Underwriter from any liability that it may have under this Section 7 except to the extent that the Underwriter has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Representatives shall not relieve the Underwriter from any liability that it may have to an indemnified party otherwise than under this Section 7.  The Company, each Company director, officer or controlling person, shall have the right to employ separate counsel in any action and to participate in the defense thereof, but the fees and expenses of their counsel shall not be at the expense of any Underwriter unless the employment of that counsel has been specifically authorized by the Underwriter or Underwriters obligated to defend the action or the Underwriter or Underwriters obligated to defend shall not, within a reasonable time period, employ counsel or the Company, each such director, officer or controlling person, shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to the Underwriter or Underwriters obligated to defend the action (in which case the Underwriter or Underwriters obligated to defend the action shall not have the right to direct the defense on behalf of the Company, each such director, officer or controlling person), in any of which events such fees and expenses shall be borne by the Underwriter or Underwriters obligated to defend the action, it being understood, however, that the Underwriter or Underwriters obligated to defend the action shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one proceeding or series of related proceedings.  The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any action effected without the Underwriter’s consent unless such settlement (i) includes an unconditional release of such Underwriter from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such Underwriter.

(d) It is agreed that the only information supplied by the Underwriters in writing for use in the Registration Statement, the preliminary prospectus or the Prospectus, are the statements set forth in the “Underwriting” section of the Prospectus only insofar as such statements relate to the names and corresponding share amounts set forth in the table of Underwriters and the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters and the paragraph relating to stabilization by the Underwriters and that no information has been omitted from the Registration Statement in reliance on information supplied by the Underwriters in writing.

(e) In order to provide for just and equitable contribution under the Act in any case in which (i) any indemnified party makes claim for indemnification pursuant to this Section 7, but it is insufficient to hold an indemnified party harmless or judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party; then the Company and any such Underwriter, as applicable, shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys’ fees) in either such case (after contribution from others) (A) in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares.  The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action.

(f) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above.  Notwithstanding the provisions of this Section 7, the contribution of each contributing Underwriter shall not be in excess of its proportionate share (based on the ratio of the number of Shares purchased by such Underwriter to the number of Shares purchased by all contributing Underwriters) of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible.  No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under Section 11 of the Act other than the Company and the Underwriters.  If the full amount of the contribution specified in this Section 7 is not permitted by law, then the Company and any Underwriter, as the case may be, shall be entitled to contribution from the Company or the Underwriters, as the case may be, to the full extent permitted by law.

8. Effective Date and Termination.

(a) This Agreement shall become effective at 10:00 a.m., Eastern Time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective, whichever time shall first occur.  The time of the public offering of Shares shall mean the time of the release by you, for publication, of the first newspaper advertisement, which is subsequently published, relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to dealers by letter or telegram, whichever shall first occur.  You may prevent this Agreement from becoming effective without liability of any party to any other party, except as otherwise provided in Sections 8(b) and (c), by giving notice as indicated below in Section 8(b) prior to the time when this Agreement would otherwise become effective as herein provided.

(b) This Agreement, except for Sections 6.2, 7, 8(c), 10, 11 and 12, may be terminated by the Representatives by notifying the Company at any time prior to delivery of and payment for the Primary Shares, and the option referred to in Section 3(b) hereof, if exercised, may be cancelled at any time prior to any Additional Closing Date, if, in the Representatives’ judgment, payment for and delivery of the Shares is rendered impracticable or inadvisable by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities generally on the New York Stock Exchange, the NYSE Amex NASDAQ Capital Market or NASDAQ Global Market having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally, (iv) a banking moratorium having been declared by Federal or New York state authorities, (v) any material adverse change in the financial markets in the United States, (vi) any major disruption of settlements of securities or clearance services in the United States, (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency or any change or development in national or international political, financial or economic conditions if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares, (viii) the passage by the Congress of the United States or by any state legislative body, of any act or measure, or the adoption or proposed adoption of any orders, rules, legislation or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, that the Representatives believe could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or a material adverse impact on the market for the Shares offered hereby, (ix) any Material Adverse Effect having occurred, since the respective dates as of which information is given in the Registration Statement, any preliminary prospectus or the Prospectus that, in the Representatives’ judgment, makes it impracticable or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus, or (x) any of the conditions specified in Section 5 hereof not having been fulfilled or waived in writing by the Representatives, at or prior to the Closing Date, when and as required by this Agreement to be fulfilled.

(c) If this Agreement shall be terminated pursuant to any of the provisions hereof, except as provided in Sections 6.2 and 7, the Company shall not be under any liability to any Underwriter and no Underwriter be under any liability to the Company, except that no Underwriter which shall have failed or refused to purchase the Shares agreed to be purchased by it hereunder (other than for a reason sufficient to justify the termination of this Agreement pursuant to Section 8(b)) shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its default.

9.  Default of Underwriters.  If one or more of the Underwriters shall fail or refuse (other than for a reason sufficient to justify the termination of this Agreement pursuant to Section 8(b)) to purchase on the First Closing Date or any Additional Closing Date the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such Underwriter or Underwriters and the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by the Underwriter or Underwriters shall not exceed 10% of the total number of Primary Shares or Over-Allotment Shares (as the case may be) to be sold hereunder to the Underwriters, then each of the non-defaulting Underwriters shall be obligated to purchase these Primary Shares or Over-Allotment Shares on the terms herein set forth in proportion to their respective obligations hereunder.  In that case, the Representatives and the Company shall have the right to postpone the First Closing Date and the Representatives and the Company shall have the right to postpone any Additional Closing Date (as the case may be) for a period of not more than seven days in order that necessary changes and arrangements may be effected.

If one or more of the Underwriters shall fail or refuse (other than for a reason sufficient to justify the termination of this Agreement pursuant to Section 8(b)) to purchase on the First Closing Date or any Additional Closing Date the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such Underwriter or Underwriters and the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such Underwriter or Underwriters shall exceed 10% of the total number of Primary Shares or Over-Allotment Shares (as the case may be) to be sold hereunder to the Underwriters, then the non-defaulting Underwriters shall have the right to purchase, or procure one or more Underwriters reasonably acceptable to the Company, to purchase, in such proportions as they may agree upon and upon the terms herein set forth, the Primary Shares or Over-Allotment Shares that such defaulting Underwriter or Underwriters agreed to purchase, and this Agreement shall be carried out accordingly.  If such other Underwriters do not exercise this right within 36 hours after receiving notice of the default, then the Company shall be entitled to an additional period of 24 hours within which to procure another party or parties reasonably satisfactory to the Representatives to purchase or agree to purchase these Primary Shares or Over-Allotment Shares on the terms herein set forth.  In any such case, the Representatives and the Company shall have the right to postpone the First Closing Date or any Additional Closing Date (as the case may be) for a period of not more than seven days in order that necessary changes and arrangements may be effected.  If this paragraph becomes applicable and neither the non-defaulting Underwriters nor the Company shall make arrangements within the period stated for the purchase of the Primary Shares or Over-Allotment Shares that the defaulting Underwriter or Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter to the Company and without liability on the part of the Company except as provided in Section 7.  The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company arising out of the default.

10.  Representations and Agreement to Remain in Effect.  The expense, reimbursement and indemnification agreements contained in Sections 6, 7 and 8 shall survive any termination of this Agreement; and the representations, warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any of the Underwriters, the Company or any controlling person, director or officer of the Company or the Underwriters and (ii) delivery, acceptance of and payment for the Shares under this Agreement.

11.  Parties in Interest.  This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors and assigns, and to the extent expressed herein, for the benefit of persons controlling the Company or any of the Underwriters, and their respective directors and officers, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

12.  Notices, Headings, Applicable Law, Etc.  Except as otherwise provided in this Agreement, all statements, requests, notices and other communications hereunder shall be in writing and shall be mailed, delivered, telegraphed or sent by facsimile transmission and confirmed to the Representatives at the address set forth above, attention:  Syndicate Desk (facsimile number: (212) 430-1799), with a copy to Loeb & Loeb LLP, Attn:  Mitchell Nussbaum, 345 Park Avenue, New York, NY 10154; if to the Company Attn: Luiping Pan, Chief Executive Officer, 88 Guihuayuan, Guanjingcheng, Yujiang, Yingtan City, Jiangxi Province, PRC (facsimile number:  (___) ______________).   Any party may change the address at which it is to receive communications hereunder upon notice to the other parties as provided above. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The headings in this Agreement have been inserted as a matter of convenience and reference and are not a part of this Agreement.  The Agreement shall be construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of New York.

13.   Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

14.  Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

15.  Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

16.  Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

17. Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among us.

Sincerely yours,

Southern China Livestock, Inc.

By
[            ], Chief Executive Officer

Confirmed and Accepted as of the
date first above written.

Rodman & Renshaw, LLC

By
Title:

Newbridge Securities Corporation

By
Title:

For itself and as the Representatives
of the several Underwriters.

SCHEDULE A

UNDERWRITERS

Underwriter	Number of Shares
Rodman & Renshaw, LLC	[ ]
Newbridge Securities Corporation.	[ ]

Total

SCHEDULE B

Maximum Number of Over-Allotment Shares to be Sold
The Company	[ ]

SCHEDULE C

PERSONS SUBJECT TO LOCK-UP

ANNEX A

FORM OF LOCK-UP AGREEMENT